Exhibit 99.1

PRESS RELEASE

For release:         November 8, 2023

Contact:              Stephen W. Ries

Head of Investor Relations

(610) 668-3270

sries@gbli.com

Global Indemnity Group, LLC Reports Third Quarter 2023 Results

Wilmington, Del., (November 8, 2023) – Global Indemnity Group, LLC (NYSE:GBLI) (the “Company”) today reported net income available to shareholders for the nine months ended September 30, 2023, of $19.2 million compared to net loss available to shareholders of $3.5 million(1) for the corresponding period in 2022. Net income available to shareholders for the three months ended September 30, 2023 was $7.6 million, compared to net income available to shareholders of $23.6 million(1) for the corresponding period in 2022.

Selected Operating and Balance Sheet Information

Consolidated Results Including Continuing Lines and Exited Lines

(Dollars in millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Gross Written Premiums	$98.9	$175.8	$332.0	$563.6
Net Written Premiums	$95.6	$142.8	$317.5	$469.5
Net Earned Premiums	$111.7	$153.6	$380.9	$458.2
Net income (loss) available to shareholders	$7.6	$23.6	$19.2	$(3.5)
Net income (loss) available to shareholders per share	$0.55	$1.60	$1.39	$(0.24)
Combined ratio analysis:
Loss ratio	58.3%	57.6%	60.7%	58.0%
Expense ratio	41.4%	39.6%	38.5%	39.0%

Combined ratio	99.7%	97.2%	99.2%	97.0%

	As of September 30, 2023	As of June 30, 2023	As of March 31, 2023	As of December 31, 2022
Book value per share (2)	$46.27	$46.03	$45.68	$44.87
Book value per share plus cumulative dividends and excluding AOCI	$54.84	$54.28	$53.46	$52.98
Shareholders’ equity (3)	$630.7	$626.4	$628.2	$626.2
Cash and invested assets (4)	$1,366.8	$1,343.4	$1,347.1	$1,342.6
Shares Outstanding (in millions)	13.5	13.5	13.7	13.9

(1)	Includes a net gain of $16.5 million for the sale of the Company’s Farm, Ranch, & Stable renewal rights.
(2)

Net of cumulative Company distributions to common shareholders totaling $5.75 per share,$5.50 per share, $5.25 per share and $5.00 per share as of September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.

(3)	Shareholders’ equity includes $4 million of series A cumulative fixed rate preferred shares.
(4)	Including receivable/(payable) for securities sold/(purchased).

Business Highlights

•

Underwriting income was $0.7 million for the three months ended September 30, 2023 compared to $4.6 million for the same period in 2022 and $3.9 million for the nine months ended September 30, 2023 compared to $14.6 million for the same period in 2022. (Please see tables which follow.) The Company’s Continuing Lines and Consolidated accident year combined ratios were 97.8% and 98.6%, respectively, for the three months ended September 30, 2023 and 97.6% and 98.9%, respectively, for the nine months ended September 30, 2023.

•	Commercial Specialty, excluding terminated business1 2, performed as follows:

•

Package Specialty E&S, the Company’s primary division within its Commercial Specialty segment, increased gross written premiums by 6.1% to $53.5 million for the three months ended September 30, 2023 from $50.4 million for the same period in 2022 and increased by 12.4% to $173.4 million for the nine months ended September 30, 2023 from $154.3 million for the same period in 2022 driven by new agency appointments, strong rate increases as well as exposure growth in both property and general liability.

•

Targeted Specialty E&S decreased gross written premiums by 21.7% to $33.5 million for the three months ended September 30, 2023 from $42.8 million for the same period in 2022 and decreased by 20.4% to $102.8 million for the nine months ended September 30, 2023 from $129.1 million for the same period in 2022. Targeted Specialty includes the Company’s InsurTech business and its class specific business.

•

Targeted Specialty InsurTech increased gross written premiums by 22.7% to $13.4 million for the three months ended September 30, 2023 from $10.9 million for the same period in 2022 and increased by 16.8% to $35.7 million for the nine months ended September 30, 2023 from $30.6 million for the same period in 2022 primarily due to new agent appointments and focused marketing efforts.

•

Targeted Specialty Class Specific decreased gross written premiums by 36.9% to $20.2 million for the three months ended September 30, 2023 from $31.9 million for the same period in 2022 and decreased by 31.9% to $67.1 million for the nine months ended September 30, 2023 from $98.5 million for the same period in 2022 primarily due to actions taken to improve underwriting results through increased rates, reduced exposures to catastrophe prone business and non-renewal of underperforming business.

•

Commercial Specialty incurred accident year gross loss ratios of 56.5% and 57.1% for the three and nine months ended September 30, 2023, respectively, which are 5.0 points lower and 0.6 points higher, respectively, than the same periods in 2022.

•

Net investment income increased to $14.2 million for the three months ended September 30, 2023 from $8.4 million for the three months ended September 30, 2022 and increased to $39.4 million for the nine months ended September 30, 2023 from $16.9 million for the nine months ended September 30, 2022.

•

The increase in net investment income was primarily due to the strategies employed by the Company in April 2022 to take advantage of rising interest rates, which resulted in a 74% increase in book yield over time on the fixed income portfolio to 4.0% at September 30, 2023 from 2.3% at March 31, 2022, while the average duration of these securities was shortened to 1.2 years at September 30, 2023 from 3.3 years at March 31, 2022.

•

Approximately $800 million of cash flow, or approximately 60%, of the Company’s fixed income portfolio, will be generated from maturities and investment income between September 30, 2023 and December 31, 2024, positioning the Company to continue to increase book yield by investing maturities in higher yielding bonds.

•	Book value per share increased $1.40 per share, or 3.1%, to $46.27 at September 30, 2023 from $44.87 at December 31, 2022.

[1]

Reflecting the Company’s focus on “Main Street Specialty E&S” clients and continuing efforts to terminate business that does not meet the Company’s underwriting criteria, which are continuously refined. References to gross written premiums and loss ratios in this Business Highlights section that exclude terminated business within the Commercial Specialty segment contained in Continuing Lines do not include (i) terminated gross written premiums within Package Specialty E&S of $2.3 million for the three months ended September 30, 2022 and $1.1 million and $8.1 million for the nine months ended September 30, 2023 and 2022, respectively, in habitational lines in New York City and (ii) terminated gross written premiums within Targeted Specialty E&S of less than $0.1 million and $0.5 million for the three months ended September 30, 2023 and 2022, respectively, and $0.7 million and $12.5 million for the nine months ended September 30, 2023 and 2022, respectively, concentrated in a large corporate restaurant account. There were no terminated gross written premiums within Package Specialty E&S for the three months ended September 30, 2023.

[2]	Represents Non-GAAP financial measures or ratios. See “Reconciliation of Non-GAAP Financial Measures and Ratios” at the end of this press release.

Global Indemnity Group, LLC’s Business Segment Information for the Three and Nine Months Ended September 30, 2023 and 2022

	For the Three Months Ended September 30, 2023
	Continuing Lines	Exited Lines	Total
(Dollars in thousands)
Revenues:
Gross written premiums	$98,893	$33	$98,926
Net written premiums	$95,967	$(344)	$95,623
Net earned premiums	$110,350	$1,345	$111,695
Other income	275	24	299

Total revenues	110,625	1,369	111,994
Losses and Expenses:
Net losses and loss adjustment expenses
Current accident year	65,456	(289)	65,167
Prior accident year	11,841	(11,892)	(51)

Total net losses and loss adjustment expenses	77,297	(12,181)	65,116
Acquisition costs and other underwriting expenses	43,224	2,978	46,202

Income (loss) from segments	$(9,896)	$10,572	$676

Combined ratio analysis:
Loss ratio
Current accident year	59.3%	(21.5%)	58.3%
Prior accident year	10.7%	(884.2%)	—

Calendar year loss ratio	70.0%	(905.7%)	58.3%
Expense ratio	39.2%	221.4%	41.4%

Combined ratio	109.2%	(684.3%)	99.7%

Accident year combined ratio(1)	97.8%	169.9%	98.6%

	For the Three Months Ended September 30, 2022
	Continuing Lines	Exited Lines	Total
(Dollars in thousands)
Revenues:
Gross written premiums	$139,111	$36,716	$175,827
Net written premiums	$136,227	$6,608	$142,835
Net earned premiums	$133,643	$20,001	$153,644
Other income	272	44	316

Total revenues	133,915	20,045	153,960
Losses and Expenses:
Net losses and loss adjustment expenses
Current accident year	79,590	11,861	91,451
Prior accident year	(2,441)	(551)	(2,992)

Total net losses and loss adjustment expenses	77,149	11,310	88,459
Acquisition costs and other underwriting expenses	50,830	10,046	60,876

Income (loss) from segments	$5,936	$(1,311)	$4,625

Combined ratio analysis:
Loss ratio
Current accident year	59.6%	59.3%	59.5%
Prior accident year	(1.9%)	(2.8%)	(1.9%)

Calendar year loss ratio	57.7%	56.5%	57.6%
Expense ratio	38.0%	50.2%	39.6%

Combined ratio	95.7%	106.7%	97.2%

Accident year combined ratio(1)	97.7%	106.6%	98.9%

(1)	Excludes the impact of net losses and loss adjustment expenses and contingent commissions related to prior accident years.

	For the Nine Months Ended September 30, 2023
	Continuing Lines	Exited Lines	Total
(Dollars in thousands)
Revenues:
Gross written premiums	$328,008	$4,003	$332,011
Net written premiums	$317,357	$123	$317,480
Net earned premiums	$361,372	$19,551	$380,923
Other income	808	127	935

Total revenues	362,180	19,678	381,858
Losses and Expenses:
Net losses and loss adjustment expenses
Current accident year	217,557	13,642	231,199
Prior accident year	19,296	(19,296)	—

Total net losses and loss adjustment expenses	236,853	(5,654)	231,199
Acquisition costs and other underwriting expenses	136,275	10,506	146,781

Income (loss) from segments	$(10,948)	$14,826	$3,878

Combined ratio analysis:
Loss ratio
Current accident year	60.2%	69.8%	60.7%
Prior accident year	5.3%	(98.7%)	—

Calendar year loss ratio	65.5%	(28.9%)	60.7%
Expense ratio	37.7%	53.7%	38.5%

Combined ratio	103.2%	24.8%	99.2%

Accident year combined ratio(1)	97.6%	122.9%	98.9%

	For the Nine Months Ended September 30, 2022
	Continuing Lines	Exited Lines	Total
(Dollars in thousands)
Revenues:
Gross written premiums	$434,489	$129,144	$563,633
Net written premiums	$421,577	$47,898	$469,475
Net earned premiums	$392,297	$65,919	$458,216
Other income	791	48	839

Total revenues	393,088	65,967	459,055
Losses and Expenses:
Net losses and loss adjustment expenses
Current accident year	231,549	43,849	275,398
Prior accident year	(4,085)	(5,541)	(9,626)

Total net losses and loss adjustment expenses	227,464	38,308	265,772
Acquisition costs and other underwriting expenses	146,413	32,253	178,666

Income (loss) from segments	$19,211	$(4,594)	$14,617

Combined ratio analysis:
Loss ratio
Current accident year	59.0%	66.5%	60.1%
Prior accident year	(1.0%)	(8.4%)	(2.1%)

Calendar year loss ratio	58.0%	58.1%	58.0%
Expense ratio	37.3%	48.9%	39.0%

Combined ratio	95.3%	107.0%	97.0%

Accident year combined ratio(1)	96.3%	109.9%	98.3%

(1)	Excludes the impact of net losses and loss adjustment expenses and contingent commissions related to prior accident years.

Global Indemnity Group, LLC’s Gross Written and Net Written Premiums Results by Segment for the Three and Nine Months Ended September 30, 2023 and 2022

	Three Months Ended September 30,
	Gross Written Premiums			Net Written Premiums
	2023	2022	% Change	2023	2022	% Change
Commercial Specialty	$87,029	$96,056	(9.4%)	$84,103	$93,172	(9.7%)
Reinsurance Operations	11,864	43,055	(72.4%)	11,864	43,055	(72.4%)

Continuing Lines	98,893	139,111	(28.9%)	95,967	136,227	(29.6%)
Exited Lines	33	36,716	(99.9%)	(344)	6,608	(105.2%)

Total	$98,926	$175,827	(43.7%)	$95,623	$142,835	(33.1%)

	Nine Months Ended September 30,
	Gross Written Premiums			Net Written Premiums
	2023	2022	% Change	2023	2022	% Change
Commercial Specialty	$277,884	$303,914	(8.6%)	$267,233	$291,002	(8.2%)
Reinsurance Operations	50,124	130,575	(61.6%)	50,124	130,575	(61.6%)

Continuing Lines	328,008	434,489	(24.5%)	317,357	421,577	(24.7%)
Exited Lines	4,003	129,144	(96.9%)	123	47,898	(99.7%)

Total	$332,011	$563,633	(41.1%)	$317,480	$469,475	(32.4%)

Commercial Specialty: Gross written premiums and net written premiums decreased 9.4% and 9.7%, respectively, for the three months ended September 30, 2023 as compared to the same period in 2022. Gross written premiums and net written premiums decreased 8.6% and 8.2%, respectively, for the nine months ended September 30, 2023 as compared to the same period in 2022. The decrease in gross written premiums and net written premiums was primarily driven by the non-renewal of a restaurant book of business as well as actions taken to improve underwriting results by nonrenewing underperforming business partially offset by increased pricing.

Package Specialty E&S, the Company’s primary division within its Commercial Specialty segment, increased gross written premiums excluding terminated business1 by 6.1% and 12.4% for the three and nine months ended September 30, 2023, respectively, as compared to the same periods in 2022 driven by new agency appointments, strong rate increases as well as exposure growth in both property and general liability.

Targeted Specialty E&S, a division within the Company’s Commercial Specialty segment, decreased gross written premiums excluding terminated business1 by 21.7% and 20.4% for the three and nine months ended September 30, 2023, respectively, as compared to the same periods in 2022. Targeted Specialty includes the Company’s InsurTech business and its class specific business.

•

Targeted Specialty InsurTech increased gross written premiums by 22.7% and 16.8% for the three and nine months ended September 30, 2023, respectively, as compared to the same periods in 2022 primarily due to new agent appointments and focused marketing efforts.

•

Targeted Specialty Class Specific decreased gross written premiums excluding terminated business by 36.9% and 31.9% for the three and nine months ended September 30, 2023, respectively, as compared to the same periods in 2022 primarily due to actions taken to improve underwriting results through increased rates, reduced exposures to catastrophe prone business and non-renewal of underperforming business.

Reinsurance Operations: Gross written premiums and net written premiums both decreased 72.4% for the three months ended September 30, 2023 as compared to the same period in 2022. Gross written premiums and net written premiums both decreased 61.6% for the nine months ended September 30, 2023 as compared to the same period in 2022. The reduction in gross written premiums and net written premiums was primarily due to the non-renewal of a casualty treaty.

Exited Lines: Gross written premiums and net written premiums decreased 99.9% and 105.2%, respectively, for the three months ended September 30, 2023 as compared to the same period in 2022. Gross written premiums and net written premiums decreased 96.9% and 99.7%, respectively, for the nine months ended September 30, 2023 as compared to the same period in 2022. The decrease in gross written premiums and net written premiums was primarily due to selling the manufactured home & dwelling and farm businesses.

[1]	Represents Non-GAAP financial measures or ratios. See “Reconciliation of Non-GAAP Financial Measures and Ratios” at the end of this press release.

Global Indemnity Group, LLC’s Combined Ratio for the Three and Nine Months Ended September 30, 2023 and 2022

The consolidated combined ratio was 99.7% for the three months ended September 30, 2023, (Loss Ratio 58.3% and Expense Ratio 41.4%) as compared to 97.2% (Loss Ratio 57.6% and Expense Ratio 39.6%) for the three months ended September 30, 2022. The accident year combined ratio for Continuing Lines was 97.8% for the three months ended September 30, 2023, (Loss Ratio 59.3% and Expense Ratio 38.5%) as compared to 97.7% (Loss Ratio 59.6% and Expense Ratio 38.1%) for the three months ended September 30, 2022. The calendar year combined ratio for Continuing Lines was 109.2% for the three months ended September 30, 2023, (Loss Ratio 70.0% and Expense Ratio 39.2%) as compared to 95.7% (Loss Ratio 57.7% and Expense Ratio 38.0%) for the three months ended September 30, 2022.

•

The calendar year combined ratio for Continuing Lines for 2023 was impacted by loss reserve strengthening primarily driven by the restaurant book of business that was not renewed and other terminated business, as well as for accident year 2020. Reserve decreases in Exited Lines resulted from the commutation of a reinsurance treaty and favorable development in the Farm, Ranch & Stable business.

•

For the Continuing Lines business, the accident year casualty loss ratio increased by 3.7 points to 63.7% in 2023 from 60.0% in 2022. The consolidated accident year casualty loss ratio increased by 3.4 points to 62.9% in 2023 from 59.5% in 2022. The increase in the Continuing Lines and the Consolidated accident year casualty loss ratios is primarily due to higher claims severity.

•

For the Continuing Lines business, the accident year property loss ratio improved by 8.9 points to 49.4% in 2023 from 58.3% in 2022. The consolidated accident year property loss ratio improved by 11.5 points to 48.1% in 2023 from 59.6% in 2022. The improvement in the Continuing Lines and the Consolidated accident year property loss ratios is primarily due to lower non-catastrophe claims severity partially offset by higher catastrophe claims frequency.

The consolidated combined ratio was 99.2% for the nine months ended September 30, 2023, (Loss Ratio 60.7% and Expense Ratio 38.5%) as compared to 97.0% (Loss Ratio 58.0% and Expense Ratio 39.0%) for the nine months ended September 30, 2022. The accident year combined ratio for Continuing Lines was 97.6% for the nine months ended September 30, 2023, (Loss Ratio 60.2% and Expense Ratio 37.4%) as compared to 96.3% (Loss Ratio 59.0% and Expense Ratio 37.3%) for the nine months ended September 30, 2022. The calendar year combined ratio for Continuing Lines was 103.2% for the nine months ended September 30, 2023, (Loss Ratio 65.5% and Expense Ratio 37.7%) as compared to 95.3% (Loss Ratio 58.0% and Expense Ratio 37.3%) for the nine months ended September 30, 2022.

•

The calendar year combined ratio for Continuing Lines for 2023 was impacted by loss reserve strengthening primarily driven by the restaurant book of business that was not renewed and other terminated business, as well as for accident year 2020. Reserve decreases in Exited Lines resulted from the commutation of a reinsurance treaty and favorable development in the Farm, Ranch & Stable business.

•

For the Continuing Lines business, the accident year casualty loss ratio increased by 1.4 points to 60.9% in 2023 from 59.5% in 2022. The consolidated accident year casualty loss ratio increased by 1.7 point to 60.8% in 2023 from 59.1% in 2022. The increase in the Continuing Lines and the Consolidated accident year casualty loss ratios is primarily due to higher claims severity.

•

For the Continuing Lines business, the accident year property loss ratio increased by 0.8 points to 58.5% in 2023 from 57.7% in 2022. The consolidated accident year property loss ratio improved by 1.6 points to 60.4% in 2023 from 62.0% in 2022. The improvement in the Consolidated accident year property loss ratios is mainly due to lower non-catastrophe claims frequency partially offset by higher claims frequency.

###

Note: Tables Follow

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Gross written premiums	$98,926	$175,827	$332,011	$563,633

Net written premiums	$95,623	$142,835	$317,480	$469,475

Net earned premiums	$111,695	$153,644	$380,923	$458,216
Net investment income	14,200	8,389	39,424	16,911
Net realized investment gains (losses)	(133)	2,234	(2,414)	(33,067)
Other income	299	30,316	935	30,839

Total revenues	126,061	194,583	418,868	472,899
Net losses and loss adjustment expenses	65,116	88,459	231,199	265,772
Acquisition costs and other underwriting expenses	46,202	60,876	146,781	178,666
Corporate and other operating expenses	5,280	14,064	16,638	21,718
Interest expense	—	—	12	3,004
Loss on extinguishment of debt	—	—	—	3,529

Income before income taxes	9,463	31,184	24,238	210
Income tax expense	1,763	7,438	4,707	3,399

Net income (loss)	7,700	23,746	19,531	$(3,189)
Less: Preferred stock distributions	110	110	330	330

Net income (loss) available to common shareholders	$7,590	$23,636	$19,201	$(3,519)

Per share data:
Net income (loss) available to common shareholders
Basic	$0.56	$1.62	$1.42	$(0.24)
Diluted (1)	$0.55	$1.60	$1.39	$(0.24)
Weighted-average number of shares outstanding
Basic	13,523	14,590	13,557	14,550
Diluted (1)	13,814	14,796	13,799	14,550
Cash distributions declared per common share	$0.25	$0.25	$0.75	$0.75
Combined ratio analysis: (2)
Loss ratio	58.3%	57.6%	60.7%	58.0%
Expense ratio	41.4%	39.6%	38.5%	39.0%

Combined ratio	99.7%	97.2%	99.2%	97.0%

(1)	For the nine months ended September 30, 2022, weighted-average shares outstanding – basic was used to calculate diluted earnings per share due to a net loss for the period.
(2)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net earned premiums. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net earned premiums. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) September 30, 2023	December 31, 2022
ASSETS
Fixed maturities:
Available for sale, at fair value (amortized cost: $1,334,130 and $1,301,723; net of allowance for expected credit losses of $0 at September 30, 2023 and December 31, 2022)	$1,287,095	$1,248,198
Equity securities, at fair value	16,954	17,520
Other invested assets	36,868	38,176

Total investments	1,340,917	1,303,894
Cash and cash equivalents	46,470	38,846
Premium receivables, net of allowance for expected credit losses of $4,120 at September 30, 2023 and $3,322 at December 31, 2022	131,107	168,743
Reinsurance receivables, net of allowance for expected credit losses of $8,992 at September 30, 2023 and December 31, 2022	85,581	85,721
Funds held by ceding insurers	19,884	19,191
Deferred federal income taxes	41,220	47,099
Deferred acquisition costs	45,942	64,894
Intangible assets	14,545	14,810
Goodwill	4,820	4,820
Prepaid reinsurance premiums	7,190	17,421
Lease right of use assets	10,115	11,739
Other assets	20,055	23,597

Total assets	$1,767,846	$1,800,775

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$861,803	$832,404
Unearned premiums	195,680	269,353
Ceded balances payable	3,532	17,241
Payable for securities purchased	20,607	66
Contingent commissions	4,801	8,816
Lease liabilities	13,515	15,701
Other liabilities	37,253	30,965

Total liabilities	$1,137,191	$1,174,546

Shareholders’ equity:
Series A cumulative fixed rate preferred shares, $1,000 par value; 100,000,000 shares authorized, shares issued and outstanding: 4,000 and 4,000 shares, respectively, liquidation preference: $1,000 per share and $1,000 per share, respectively	4,000	4,000
Common shares: no par value; 900,000,000 common shares authorized; class A common shares issued: 11,020,174 and 10,876,041 respectively; class A common shares outstanding: 9,748,933 and 10,073,660, respectively; class B common shares issued and outstanding: 3,793,612 and 3,793,612, respectively	—	—
Additional paid-in capital (1)	454,416	451,305
Accumulated other comprehensive income (loss), net of tax	(38,117)	(43,058)
Retained earnings (1)	242,519	233,468
Class A common shares in treasury, at cost: 1,271,241 and 802,381 shares, respectively	(32,163)	(19,486)

Total shareholders’ equity	630,655	626,229

Total liabilities and shareholders’ equity	$1,767,846	$1,800,775

(1)	Since the Company’s initial public offering in 2003, the Company has returned $606 million to shareholders, including $522 million in share repurchases and $84 million in dividends/distributions.

GLOBAL INDEMNITY GROUP, LLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) September 30, 2023	December 31, 2022
Fixed maturities	$1,287.1	$1,248.2
Cash and cash equivalents	46.5	38.8

Total bonds and cash and cash equivalents	1,333.6	1,287.0
Equities and other invested assets	53.8	55.7

Total cash and invested assets, gross	1,387.4	1,342.7
Payable for securities purchased	(20.6)	(0.1)

Total cash and invested assets, net	$1,366.8	$1,342.6

	Total Investment Return (1)
	For the Three Months Ended September 30, (Unaudited)		For the Nine Months Ended September 30, (Unaudited)
	2023	2022	2023	2022
Net investment income	$14.2	$8.4	$39.4	$16.9

Net realized investment gains (losses)	(0.1)	2.2	(2.4)	(33.0)
Net unrealized investment gains (losses)	(1.3)	(23.0)	6.1	(64.4)

Net realized and unrealized investment return	(1.4)	(20.8)	3.7	(97.4)

Total investment return	$12.8	$(12.4)	$43.1	$(80.5)

Average total cash and invested assets	$1,355.1	$1,341.3	$1,354.7	$1,444.0

Total annualized investment return %	3.8%	(3.7%)	4.2%	(7.4%)

(1)	Amounts in this table are shown on a pre-tax basis.

GLOBAL INDEMNITY GROUP, LLC

SUMMARY OF ADJUSTED OPERATING INCOME (LOSS)

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted operating income (loss), net of tax	$(551)	$6,543	$9,780	$14,529
Adjustments:
Underwriting income (loss) from Exited Lines	8,352	(1,036)	11,713	(3,629)

Adjusted operating income including Exited Lines, net of tax (1)	7,801	5,507	21,493	10,900
Net realized investment gains (losses)	(101)	1,770	(1,962)	(27,029)
Impact of the sale of renewal rights	—	16,469	—	16,469
Loss on extinguishment of debt	—	—	—	(3,529)

Net income (loss)	$7,700	$23,746	$19,531	$(3,189)

Weighted average shares outstanding – basic	13,523	14,590	13,557	14,550

Weighted average shares outstanding – diluted	13,523	14,796	13,799	14,749

Adjusted operating income per share – basic (2)	$(0.05)	$0.44	$0.70	$0.98

Adjusted operating income per share – diluted (2)	$(0.05)	$0.43	$0.68	$0.96

(1)

Adjusted operating income including Exited Lines, net of tax, excludes preferred shareholder distributions of $0.11 million for each of the three months ended September 30, 2023 and 2022 and $0.33 million for each of the nine months ended September 30, 2023 and 2022.

(2)

The adjusted operating income (loss) per share calculation is net of preferred shareholder distributions of $0.11 million for each of the three months ended September 30, 2023 and 2022 and $0.33 million for each of the nine months ended September 30, 2023 and 2022.

Note Regarding Adjusted Operating Income (Loss)

Adjusted operating income (loss), a non-GAAP financial measure, is equal to net income (loss) excluding after-tax net realized investment gains (losses) and other unique charges not related to operations. Adjusted operating income (loss) is not a substitute for net income (loss) determined in accordance with GAAP, and investors should not place undue reliance on this measure.

Reconciliation of non-GAAP financial measures and ratios

The table below, which contains incurred losses and loss adjustment expenses for the Commercial Specialty segment within Continuing Lines, reconciles the non-GAAP measures or ratios, which excludes the impact of prior accident year adjustments and ceded losses and loss adjustment expenses, to its most directly comparable GAAP measure or ratio. The Company believes the non-GAAP measures or ratios are useful to investors when evaluating the Company’s underwriting performance as trends within Commercial Specialty may be obscured by prior accident year adjustments and ceded losses and loss adjustment expenses. These non-GAAP measures or ratios should not be considered as a substitute for its most directly comparable GAAP measure or ratio and does not reflect the overall underwriting profitability of the Company.

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2023		2022		2023		2022
	Losses $	Loss Ratio	Losses $	Loss Ratio	Losses $	Loss Ratio	Losses $	Loss Ratio
Casualty
Gross losses and loss adjustment expenses excluding terminated business (1)	$30,414	61.6%	$37,117	64.3%	$89,931	57.4%	$91,682	58.2%
Gross losses and loss adjustment expenses on terminated business (1)	2,576	256.3%	576	9.4%	10,050	128.2%	12,838	58.1%

Gross losses and loss adjustment expenses (1)	$32,990	65.5%	$37,693	59.0%	$99,981	60.7%	$104,520	58.2%
Ceded losses and loss adjustment expenses	(716)		(483)		(1,474)		(1,142)

Net losses and loss adjustment expenses (2)	$32,274	65.1%	$37,210	59.2%	$98,507	60.6%	$103,378	58.3%

Property
Gross losses and loss adjustment expenses excluding terminated business (1)	$17,696	49.3%	$21,037	57.1%	$65,061	56.7%	$62,578	54.2%
Gross losses and loss adjustment expenses on terminated business (1)	37	6.6%	157	25.3%	391	23.5%	990	54.1%

Gross losses and loss adjustment expenses (1)	$17,733	48.7%	$21,194	56.5%	$65,452	56.2%	$63,568	54.2%
Ceded losses and loss adjustment expenses	(898)		(356)		(2,526)		(2,031)

Net losses and loss adjustment expenses (2)	$16,835	49.4%	$20,838	58.3%	$62,926	58.5%	$61,537	57.7%

Commercial Specialty
Gross losses and loss adjustment expenses excluding terminated business (1)	$48,110	56.5%	$58,154	61.5%	$154,992	57.1%	$154,260	56.5%
Gross losses and loss adjustment expenses on terminated business (1)	2,613	167.2%	733	10.9%	10,441	109.9%	13,828	57.8%

Gross losses and loss adjustment expenses (1)	$50,723	58.4%	$58,887	58.1%	$165,433	58.9%	$168,088	56.6%
Ceded losses and loss adjustment expenses	(1,614)		(839)		(4,000)		(3,173)

Net losses and loss adjustment expenses (2)	$49,109	58.7%	$58,048	58.9%	$161,433	59.7%	$164,915	58.1%

(1)	Non-GAAP measure / ratio
(2)	Most directly comparable GAAP measure / ratio

The table below, which contains gross written premiums for the Commercial Specialty segment within Continuing Lines, reconciles the non-GAAP measures, which excludes the impact of terminated business, to its most directly comparable GAAP measure. The Company believes the non-GAAP measures are useful to investors when evaluating the Company’s underwriting performance as trends within Commercial Specialty may be obscured by the terminated business. These non-GAAP measures should not be considered as a substitute for its most directly comparable GAAP measure and does not reflect the overall underwriting profitability of the Company.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Package Specialty E&S
Gross written premiums excluding terminated business (1)	$53,486	$50,389	$173,399	$154,305
Gross written premiums from terminated business (1)	—	2,332	1,058	8,095

Total gross written premiums (2)	$53,486	$52,721	$174,457	$162,400

Targeted Specialty E&S
Gross written premiums excluding terminated business (1)	$33,533	$42,835	$102,767	$129,058
Gross written premiums from terminated business (1)	10	500	660	12,456

Total gross written premiums (2)	$33,543	$43,335	$103,427	$141,514

Commercial Specialty
Gross written premiums excluding terminated business (1)	$87,019	$93,224	$276,166	$283,363
Gross written premiums from terminated business (1)	10	2,832	1,718	20,551

Total gross written premiums (2)	$87,029	$96,056	$277,884	$303,914

(1)	Non-GAAP measure / ratio
(2)	Most directly comparable GAAP measure / ratio

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NYSE:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Group, LLC’s Continuing Lines segments are Commercial Specialty and Reinsurance Operations. The Exited Lines segment is comprised of business which the Company has decided it will no longer write.

Forward-Looking Information

The forward-looking statements contained in this press release3 do not address a number of risks and uncertainties including COVID-19. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the Company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[3]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.